Exhibit 99.1

PCTEL Achieves $26.5 Million in Third Quarter Revenue

Bloomingdale, IL October 30, 2013 PCTEL, Inc. (NASDAQ: PCTI), a leader in simplifying wireless and site solutions for private and public networks, announced results for the third quarter ended September 30, 2013.

Third Quarter Highlights

•	$26.5 million in revenue for the quarter, an increase of two percent from the same period last year.

•	Gross profit margin of 41 percent in the quarter, compared to 39 percent in the same period last year.

•	GAAP operating margin from continuing operations of four percent for the quarter, unchanged from the same period last year.

•	GAAP net income from continuing operations of $751,000 for the quarter, or $0.04 per diluted share, compared to a net income of $688,000, or $0.04 per diluted share for the same period last year.

•	Non-GAAP operating profit and net income are measures the Company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, legal settlements and related expenses, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating profit from continuing operations of 11 percent in the quarter, unchanged from the same period last year.

Non-GAAP net income from continuing operations of $2.3 million or $0.13 per diluted share in the quarter, as compared to $2.4 million or $0.14 per diluted share in the same period last year. The $0.01 share difference is attributable to the increase in diluted share count from including “in the money” options due to this year’s appreciation in share price.

•	$54.9 million of cash and short-term investments at September 30, 2013, an increase of approximately $3.5 million from the preceding quarter.

“We are pleased with our introduction of new antenna and test and measurement products,” said Marty Singer, PCTEL’s Chairman and CEO. “Our focus on in-building continues to generate service and product opportunity and we are gaining traction in M2M, Fleet Management, SCADA, and the expanded LTE market,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 83713332. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 83713332.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and engineered site solutions and services for public and private networks. PCTEL RF Solutions specializes in the design, optimization, and testing of today’s wireless communication networks. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and Clarify® system measure and analyze wireless signals for efficient cellular network planning, deployment, and optimization. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EV-DO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL Connected Solutions™ simplifies network deployment for wireless, data, and communications applications for private network, public safety, and government customers. PCTEL Connected Solutions develops and delivers high-value Yagi, land mobile radio, WiFi, GPS, in-tunnel, subway, and broadband antennas (parabolic and flat panel) through its MAXRAD®, Bluewave™ and Wi-Sys™ product lines. PCTEL also designs specialized towers, enclosures, fiber optic panels, and fiber jumper cables to deliver custom engineered site solutions. The company’s vertical markets include SCADA, health care, smart grid, positive train control, precision agriculture, indoor wireless, telemetry, offloading, and wireless backhaul. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, or rfsolutions.pctel.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s new products and focus on service and other product opportunities and expectations regarding growth and expansion are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630) 372-6800
Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited) September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$17,420	$17,543
Short-term investment securities	37,516	33,596
Accounts receivable, net of allowance for doubtful accounts of $233 and $222 at September 30, 2013 and December 31, 2012, respectively	17,275	18,586
Inventories, net	15,238	17,573
Deferred tax assets, net	1,484	1,484
Prepaid expenses and other assets	1,304	2,160

Total current assets	90,237	90,942
Property and equipment, net	14,619	14,775
Goodwill	161	161
Intangible assets, net	5,199	7,004
Deferred tax assets, net	12,441	14,034
Other noncurrent assets	1,796	1,636
Assets of discontinued operations	0	18

TOTAL ASSETS	$124,453	$128,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,842	$10,557
Accrued liabilities	6,577	5,899

Total current liabilities	10,419	16,456
Contingent consideration	0	1,130
Other long-term liabilities	2,905	2,736
Liabilities of discontinued operations	0	103

	2,905	3,969

Total liabilities	13,324	20,425

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,530,551 and 18,514,809 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	19	19
Additional paid-in capital	142,496	140,388
Accumulated deficit	(31,570)	(32,410)
Accumulated other comprehensive income	184	148

Total equity	111,129	108,145

TOTAL LIABILITIES AND EQUITY	$124,453	$128,570

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES	$26,471	$25,853	$78,290	$63,007
COST OF REVENUES	15,695	15,815	47,373	37,119

GROSS PROFIT	10,776	10,038	30,917	25,888

OPERATING EXPENSES:
Research and development	2,735	2,348	7,963	6,879
Sales and marketing	2,912	2,811	8,986	7,893
General and administrative	3,576	2,647	12,034	8,036
Amortization of intangible assets	596	917	1,804	2,002
Restructuring charges	29	156	254	156

Total operating expenses	9,848	8,879	31,041	24,966

OPERATING INCOME (LOSS)	928	1,159	(124)	922
Other income, net	389	12	4,778	85

INCOME BEFORE INCOME TAXES	1,317	1,171	4,654	1,007
Expense for income taxes	566	483	1,764	430

NET INCOME FROM CONTINUING OPERATIONS	751	688	2,890	577

NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	0	(416)	(109)	(1,514)

NET INCOME (LOSS)	$751	$272	$2,781	($937)

Earnings per Share from Continuing Operations:
Basic	$0.04	$0.04	$0.16	$0.03
Diluted	$0.04	$0.04	$0.16	$0.03
Earnings (Loss) per Share from Discontinued Operations:
Basic	$0.00	($0.02)	($0.01)	($0.09)
Dilute	$0.00	($0.02)	($0.01)	($0.09)
Earnings (Loss) per Share:
Basic	$0.04	$0.02	$0.16	($0.05)
Diluted	$0.04	$0.02	$0.15	($0.05)
Weighed Average Shares:
Basic	17,841	17,493	17,766	17,368
Diluted	18,354	17,779	18,093	17,368
Cash dividend per share	$0.035	$0.030	$0.105	$0.090

PCTEL, INC.

P&L INFORMATION BY SEGMENT—Continuing Operations

(in thousands)

	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
REVENUES	$18,318	$8,243	($90)	$26,471	$56,874	$21,617	($201)	$78,290

GROSS PROFIT	5,684	5,090	2	10,776	17,352	13,547	18	30,917
OPERATING INCOME (LOSS)	$1,738	$2,098	($2,908)	$928	$4,872	$5,139	($10,135)	($124)

	Three Months Ended September 30, 2012				Nine Months Ended September 30, 2012
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
REVENUES	$19,714	$6,182	($43)	$25,853	$47,687	$15,387	($67)	$63,007

GROSS PROFIT	5,684	4,348	6	10,038	15,186	10,667	35	25,888
OPERATING INCOME (LOSS)	$1,287	$1,879	($2,007)	$1,159	$4,471	$3,090	($6,639)	$922

Reconciliation GAAP To non-GAAP Results Of Continuing Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a) from Continuing Operations

		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012
	Operating Income (Loss)	$928	$1,159	($124)	$922
(a)	Add:

	Amortization of intangible assets	596	917	1,804	2,002
	TelWorx restructuring:
	-Restructuring charges	29	156	254	156
	-Cost of Goods Sold	0	0	284	0
	TelWorx investigation:
	-General & Administrative	389	0	1,880	0
	Stock Compensation:
	-Cost of Goods Sold	104	99	295	302
	-Engineering	182	151	505	438
	-Sales & Marketing	174	141	435	398
	-General & Administrative	438	302	1,384	1,193

		1,912	1,766	6,841	4,489

	Non-GAAP Operating Income	$2,840	$2,925	$6,717	$5,411

	% of revenue	10.7%	11.3%	8.6%	8.6%

Reconciliation of GAAP net income to non-GAAP net income (b) from Continuing Operations

		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012
	Net Income from Continuing Operations	751	$688	$2,890	$577
	Adjustments:
(a)	Non-GAAP adjustment to operating income	1,912	1,766	6,841	4,489
	Other income related to the TelWorx legal settlement	(389)	0	(4,768)	0
(b)	Income Taxes	55	(46)	553	(559)

		1,578	1,720	2,626	3,930

	Non-GAAP Net Income from Continuing Operations	2,329	$2,408	$5,516	$4,507

	Non-GAAP Earning per Share:
	Basic	$0.13	$0.14	$0.31	$0.26
	Diluted	$0.13	$0.14	$0.30	$0.26
	Weighed Average Shares:
	Basic	17,841	17,493	17,766	17,368
	Diluted	18,354	17,779	18,093	17,368

This schedule reconciles the Company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.
(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, and other income related to the TelWorx legal settlement.

Reconciliation GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a)—Continuing Operations

(in thousands except per share information)

	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
Operating Income (Loss)	$1,738	$2,098	($2,908)	$928	$4,872	$5,139	($10,135)	($124)
Add:
Amortization of intangible assets	392	204	0	596	1,181	623	0	1,804
TelWorx restructuring:
-Restructuring charges	29	0	0	29	254	0	0	254
-Cost of Goods Sold	0	0	0	0	284	0	0	284
TelWorx investigation:
-General & Administrative	0	0	389	389	0	0	1,880	1,880
Stock Compensation:
-Cost of Goods Sold	44	60	0	104	109	186	0	295
-Engineering	76	106	0	182	207	298	0	505
-Sales & Marketing	127	47	0	174	328	107	0	435
-General & Administrative	95	34	309	438	249	76	1,059	1,384

	763	451	698	1,912	2,612	1,290	2,939	6,841

Non-GAAP Operating Income (Loss)	$2,501	$2,549	($2,210)	$2,840	$7,484	$6,429	($7,196)	$6,717

	Three Months Ended September 30, 2012				Nine Months Ended September 30, 2012
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
Operating Income (Loss)	$1,287	$1,879	($2,007)	$1,159	$4,471	$3,090	($6,639)	$922
Add:
Amortization of intangible assets	696	221	0	917	1,340	662	0	2,002
Restructuring charges	156	0	0	156	156	0	0	156
Stock Compensation:
-Cost of Goods Sold	40	59	0	99	124	178	0	302
-Engineering	56	95	0	151	166	272	0	438
-Sales & Marketing	92	49	0	141	259	139	0	398
-General & Administrative	51	30	221	302	138	90	965	1,193

	1,091	454	221	1,766	2,183	1,341	965	4,489

Non-GAAP Operating Income (Loss)	$2,378	$2,333	($1,786)	$2,925	$6,654	$4,431	($5,674)	$5,411

This schedule reconciles the Company’s GAAP operating income by segment to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.